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                                                                   EXHIBIT 23.02

             CONSENT OF KPMG PEAT MARWICK LLP, INDEPENDENT AUDITORS

The Board of Directors
Macrovision Corporation and Subsidiaries:

    We consent to the use of our report included in the registration statement on Form SB-2 and to the references to our firm under the headings "Selected Consolidated Financial Data," "Change in Auditors," and "Experts" in the prospectus.

                                          KPMG Peat Marwick LLP

San Jose, California
January 7, 1997